U.S. Robotics Corporation 401(k)
                                                         Retirement Savings Plan


              CONSENT OF MORRIS, DAVIS & CHAN, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement number 333-29099 on Form S-8 filed with the Securities and Exchange Commission on June 12, 1997 and Registration Statement number 33-97632 on Form S-8 filed with the Securities and Exchange Commission on October 2, 1995, as amended by Amendment No. 1 filed August 5, 1997, pertaining to our report dated July 2, 1998 with respect to the financial statements and schedules of the U.S. Robotics Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


/s/  Morris, Davis & Chan
----------------------------
Morris, Davis & Chan
Oakland, California
July 2, 1998

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